SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              ADVENT SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)

                  Delaware                                94-2901952
      (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)               Identification Number)

                               301 Brannan Street
                             San Francisco, CA 94107
          (Address, including zip code of Principal Executive Offices)

                                 1992 Stock Plan
                            (Full Title of the Plan)

                                Peter M. Caswell
                             Chief Executive Officer
                              Advent Software, Inc.
                               301 Brannan Street
                             San Francisco, CA 94107
                                 (415) 543-7696
            (Name, address, including zip code, and telephone number,
              including area code, of agent for service)

                                    Copy to:
                             Mark A. Bertelsen, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

========================================= ========================= ====================== ====================== ==================
          Title of Securities                                         Proposed Maximum       Proposed Maximum         Amount of
                   to                           Amount to be           Offering Price       Aggregate Offering       Registration
             be Registered                       Registered             Per Share (2)              Price                 Fee
----------------------------------------- ------------------------- ---------------------- ---------------------- ------------------
Common Stock $.01 par value:
   Newly reserved under the 1992 Stock
     Plan (the "Plan") (1)                    1,792,452 shares            $40.59                 $72,755,627            $18,189

     Total:                                   1,792,452 shares              ---                  $72,755,627            $18,189
========================================= ========================= ====================== ====================== ==================

(1) The Plan provides for an annual increase in the number of shares of the Registrant's Common Stock reserved and available for issuance under the Plan equal to the lesser of (i) 1,500,000 (on a split-adjusted basis), (ii) 3% of the Registrant's Common Stock outstanding as of the last business day preceding the first day of such fiscal year or (iii) a lesser amount as determined by the Board of Directors. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this
     Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(h) and 457(c) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 21, 2001.

                              ADVENT SOFTWARE, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.    PLAN INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.    REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The  following   documents  and  information   previously  filed  with  the
Securities and Exchange Commission (the "Commission") by Advent Software, Inc. (the "Registrant") are hereby incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 12, 2001 pursuant to
     Section 13(a) the Securities Exchange Act of 1934, as amended (the "Exchange Act");

2. The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on March 15, 2001 pursuant to Section 14(a) of the Exchange Act.

3. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act, declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description. 4. The information contained in the Registrant's Registration Statements on Form S-8 (File No.'s 333-918, 333-28725, 333-56905 and 333-79553) filed on or about
     January  24,  1996,  June  6,  1997,  June  15,  1998  and  May  28,  1999,
     respectively.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Items 4 - 7.

     Items 4 - 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-918).

Item 8.    EXHIBITS.

   Exhibit
    Number     Description

      4.1*     1992 Stock Plan, as amended.

      5.1      Opinion of counsel as to legality of securities being registered.

     23.1      Consent of counsel (contained in Exhibit 5.1).

     23.2      Consent of PricewaterhouseCoopers LLP, Independent Accountants

     24.1      Powers of Attorney (see page 4).

Item 9.    UNDERTAKINGS.

     Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-918).






* Incorporated by reference to the exhibit filed with Registrant's registration statement filed on Form S-8 on May 28, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 28th day of March 2001.

                                   ADVENT SOFTWARE, INC.

                                   By: /s/ Irv H. Lichtenwald
                                       ----------------------
                                       Irv H. Lichtenwald
                                       Executive Vice President, Chief Financial
                                       Officer and Secretary


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter M. Caswell and Irv H. Lichtenwald, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed on this 28th day of March 2001 by the following persons in the capacities indicated:

         Signatures                                Title
---------------------------   -------------------------------------------------

/s/ Peter M. Caswell          Chief Executive Officer and President
---------------------------   (principal executive officer)
Peter M. Caswell

/s/ Irv H. Lichtenwald        Executive Vice President, Chief Financial Officer
---------------------------    and Secretary
Irv H. Lichtenwald            (principal financial officer)

/s/ Patricia Voll             Vice President, Finance
---------------------------   (principal accounting officer)
Patricia Voll

/s/ Stephanie G. DiMarco      Chairman of the Board
---------------------------
Stephanie G. DiMarco

/s/ Frank H. Robinson         Director
---------------------------
Frank H. Robinson

/s/ Wendell G. Van Auken      Director
---------------------------
Wendell G. Van Auken

/s/ William F. Zuendt         Director
---------------------------
William F. Zuendt

/s/ Monte Zweben              Director
---------------------------
Monte Zweben

                                INDEX TO EXHIBITS

        Exhibit
         Number                          Description
       ----------     -----------------------------------------------------
          4.1*        1992 Stock Plan, as amended.

          5.1 Opinion of counsel as to legality of securities being registered.

         23.2         Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants




* Incorporated by reference to the exhibit filed with Registrant's registration statement filed on Form S-8 on May 28, 1999.

                                                                     Exhibit 5.1


                                 March 28, 2001




Advent Software, Inc.
301 Brannan Street
San Francisco, CA  94107

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about March 28, 2001, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,792,452 shares of your Common Stock, $.01 par value (the "Shares"), reserved for issuance under your 1992 Stock Plan, as amended (the "Plan"). As your legal counsel, we have reviewed the actions taken by you in connection with the proposed sale and issuance of the Shares by you under the Plan. We assume that the consideration received by you in connection with each issuance of Shares will include an amount in the form of cash or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the General Corporation Law of the State of Delaware.

     It is our opinion that, upon completion of the proceedings being taken, or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares pursuant to the Registration Statement and the Plan, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation


                                            /s/ Wilson Sonsini Goodrich & Rosati

                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating of our report dated January 19, 2001, except for the matters discussed in Note 9, as to which the date is March 5, 2001 relating to the financial statements, which appear in the 2000 Annual Report to Shareholders of Advent Software, Inc., which is incorporated by reference in Advent Software, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 19, 2001, except for the matters discussed in Note 9, as to which the date is March 5, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
March 28, 2001